Exhibit 99.1

AAON REPORTS SALES AND EARNINGS FOR THE FOURTH QUARTER AND YEAR 2019

TULSA, OK, February 27, 2020 - AAON, INC. (NASDAQ-AAON), today announced its results for the fourth quarter and full year 2019.

Financial Highlights:	Three Months Ended December 31,		%	Years Ended December 31,		%
	2019	2018	Change	2019	2018	Change
	(in thousands, except share and per share data)			(in thousands, except share and per share data)
Net sales	$122,574	$112,340	9.1%	$469,333	$433,947	8.2%
Gross profit	36,381	27,846	30.7%	119,425	103,533	15.3%
Gross profit %	29.7%	24.8%		25.4%	23.9%
Selling, general and administrative expenses	$13,114	$10,723	22.3%	$52,077	$48,194	8.1%
Net income	17,273	12,964	33.2%	53,711	42,329	26.9%
Earnings per diluted share:	$0.33	$0.25	32.0%	$1.02	$0.80	27.5%
Diluted average shares	52,701,202	52,420,529	0.5%	52,635,415	52,667,939	(0.1)%
	As of December 31,		%
	2019	2018	Change
	(in thousands)
Backlog	$142,747	$151,767	(5.9)%
Cash & cash equivalents	26,797	1,994	1,244%

Gary Fields, President, said "Our increase in net sales is attributable to our continuing investment in new manufacturing equipment that has allowed us to capitalize on our existing workforce as well as reorganize production resources at our Tulsa facilities. We are witnessing operational and financial improvements as a direct result. Combined with our 2018 sales price increases, the result has been record sales for the year of 2019, an increase of 8.2%, as compared to $433.9 million in 2018."

Mr. Fields, continued "We are seeing improvements in our manufacturing capacity due to additional Salvagnini sheet metal fabrication machines coming online during mid-September 2019, evidenced by our results of a record gross profit in the fourth quarter of 2019. In addition to improvements in gross profit, we continue to reduce other costs as evidenced by the decrease in warranty claims paid for the year down 13.4% from 2018. With our high backlog containing the 2018 price increases combined with our continual improvements in operational capacity and efficiency, we expect to witness improvements in both our sales and earnings in 2020."

Norman H. Asbjornson, CEO, added "With a 2020 capital expenditure budget of $73.2 million, the Company continues to make a strategic investments to maintain future sustainable growth. These investments in both operations and innovation are being made while maintaining a strong financial condition evidenced by our current ratio of 3.3:1 at December 31, 2019. Furthermore, we have unrestricted cash and cash equivalents of $26.8 million as of December 31, 2019, to ensure that our future investment in the Company remains fiscally sound."

The Company will host a conference call today at 4:15 P.M. (Eastern Time) to discuss the fourth quarter and year 2019 results. To participate, call 1-888-241-0551 (code 2880248); or, for rebroadcast available through March 4, 2020, call 1-855-859-2056 (code 2880248).

Error Correction

The Company noted errors in previously issued financial statements relating to share-based compensation expense for stock options and restricted stock awards held by retirement eligible employees and directors. The Company determined that it would be appropriate to correct the errors in our previously issued consolidated financial statements by correcting such financial statements with the Company’s 2019 annual report. More details, including the impact to each of the annual and interim financial statements is described in detail in the Company’s 2019 annual report. The effect of the error correction for the year ending December 31, 2018 was a $0.2 million decrease in net income and $0.01 decrease in our diluted earnings per common share. The effect of the error correction for the quarter ending December 31, 2018 was a $0.4 million increase in net income and $0.01 increase in our diluted earnings per common share.

About AAON
AAON, Inc. is engaged in the engineering, manufacturing, marketing and sale of air conditioning and heating equipment consisting of standard, semi-custom and custom rooftop units, chillers, packaged outdoor mechanical rooms, air handling units, makeup air units, energy recovery units, condensing units, geothermal/water-source heat pumps, coils and controls. Since the founding of AAON in 1988, AAON has maintained a commitment to design, develop, manufacture and deliver heating and cooling products to perform beyond all expectations and demonstrate the value of AAON to our customers. For more information, please visit www.AAON.com.

Forward-Looking Statements
Certain statements in this news release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties, including risks related to the impact of the error correction, that could cause actual results and developments to differ materially from the forward-looking statements.

Contact Information
Jerry R. Levine
Phone: (914) 244-0292
Fax: (914) 244-0295
Email: jrladvisor@yahoo.com

AAON, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
	(in thousands, except share and per share data)
Net sales	$122,574	$112,340	$469,333	$433,947
Cost of sales	86,193	84,494	349,908	330,414
Gross profit	36,381	27,846	119,425	103,533
Selling, general and administrative expenses	13,114	10,723	52,077	48,194
Loss (gain) on disposal of assets	41	(3)	337	(12)
Income from operations	23,226	17,126	67,011	55,351
Interest income, net	17	25	66	196
Other (expense) income, net	(30)	(58)	(46)	(47)
Income before taxes	23,213	17,093	67,031	55,500
Income tax provision	5,940	4,129	13,320	13,171
Net income	$17,273	$12,964	$53,711	$42,329
Earnings per share:
Basic	$0.33	$0.25	$1.03	$0.81
Diluted	$0.33	$0.25	$1.02	$0.80
Cash dividends declared per common share:	$0.16	$0.16	$0.32	$0.32
Weighted average shares outstanding:
Basic	52,094,125	52,086,247	52,079,865	52,284,616
Diluted	52,701,202	52,420,529	52,635,415	52,667,939

AAON, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
	December 31,
	2019	2018
Assets	(in thousands, except share and per share data)
Current assets:
Cash and cash equivalents	$26,797	$1,994
Restricted cash	17,576	—
Accounts receivable, net	67,399	54,078
Income tax receivable	772	5,901
Note receivable	29	27
Inventories, net	73,601	77,612
Prepaid expenses and other	1,375	1,046
Total current assets	187,549	140,658
Property, plant and equipment:
Land	3,274	3,114
Buildings	101,113	97,393
Machinery and equipment	236,087	212,779
Furniture and fixtures	16,862	16,597
Total property, plant and equipment	357,336	329,883
Less: Accumulated depreciation	179,242	166,880
Property, plant and equipment, net	178,094	163,003
Intangible assets, net	272	506
Goodwill	3,229	3,229
Right of use assets	1,683	—
Note receivable	597	598
Total assets	$371,424	$307,994

Liabilities and Stockholders' Equity
Current liabilities:
Revolving credit facility	$—	$—
Accounts payable	11,759	10,616
Accrued liabilities	44,269	36,875
Total current liabilities	56,028	47,491
Deferred tax liabilities	15,297	9,259
Other long-term liabilities	3,639	1,801
New market tax credit obligation	6,320	—
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.004 par value, 100,000,000 shares authorized, 52,078,515 and 51,991,242 issued and outstanding at December 31, 2019 and 2018, respectively	208	208
Additional paid-in capital	3,631	—
Retained earnings	286,301	249,235
Total stockholders' equity	290,140	249,443
Total liabilities and stockholders' equity	$371,424	$307,994

AAON, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
	Years Ended December 31,
	2019	2018
Operating Activities	(in thousands)
Net income	$53,711	$42,329
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,766	17,655
Amortization of bond premiums	—	13
Amortization of debt issuance costs	7	—
Provision for losses on accounts receivable, net of adjustments	91	174
Provision for excess and obsolete inventories	1,454	152
Share-based compensation	11,799	7,862
Loss (gain) on disposition of assets	337	(12)
Foreign currency transaction (gain) loss	(27)	55
Interest income on note receivable	(25)	(27)
Deferred income taxes	6,038	2,641
Changes in assets and liabilities:
Accounts receivable	(13,412)	(2,832)
Income tax receivable	5,129	(4,448)
Inventories	2,557	(5,598)
Prepaid expenses and other	(329)	(528)
Accounts payable	280	(1,176)
Deferred revenue	425	412
Accrued liabilities and donations	7,124	(1,816)
Net cash provided by operating activities	97,925	54,856
Investing Activities
Capital expenditures	(37,166)	(37,268)
Cash paid in business combination	—	(6,377)
Proceeds from sale of property, plant and equipment	69	13
Investment in certificates of deposits	(6,000)	(7,200)
Maturities of certificates of deposits	6,000	10,080
Purchases of investments held to maturity	—	(9,001)
Maturities of investments	—	14,570
Proceeds from called investments	—	495
Principal payments from note receivable	51	53
Net cash used in investing activities	(37,046)	(34,635)
Financing Activities
Proceeds from financing obligation, net of issuance costs	6,614	—
Payments related to financing costs	(301)	—
Stock options exercised	12,625	4,987
Repurchase of stock	(19,586)	(26,846)
Employee taxes paid by withholding shares	(1,207)	(1,097)
Cash dividends paid to stockholders	(16,645)	(16,728)
Net cash used in financing activities	(18,500)	(39,684)
Net increase (decrease) in cash, cash equivalents and restricted cash	42,379	(19,463)
Cash, cash equivalents and restricted cash, beginning of period	1,994	21,457
Cash, cash equivalents and restricted cash, end of period	$44,373	$1,994